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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Novell, Inc. (Exact name of registrant as specified in its charter)
June 29, 2004 Date of Report (Date of earliest event reported)
Delaware (State or other jurisdiction of incorporation	0-13351 (Commission File Number)	87-0393339 (I.R.S. Employer Identification No.)
404 Wyman Street, Suite 500, Waltham, MA (Address of principal executive offices)	02451 (Zip Code)
(781) 464-8000 (Registrant's telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure.

        On Tuesday, June 29, 2004, Novell, Inc. issued a press release announcing pricing of $500 million aggregate principal amount of its 0.50% convertible senior debentures. Novell has also granted the initial purchaser an option to purchase up to an additional $100 million aggregate principal amount of the debentures. A copy of that press release is filed as Exhibit 99.1 to this report.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

  (c)
  Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Novell, Inc. on June 29, 2004

Signature

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOVELL, INC.
By:	/s/ JAY G. REILLY Jay G. Reilly Assistant Corporate Secretary

Dated: June 29, 2004

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Novell, Inc. on June 29, 2004

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EXHIBIT INDEX